UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2006
INFINITY ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-17204 (Commission File Number)	20-3126427 (I.R.S. Employer Identification Number)

950 Seventeenth Street, Suite 800 Denver, Colorado (Address of principal executive offices)	80202 (Zip Code)
Registrant’s telephone number, including area code: (720) 932-7800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement
     On May 23, 2006, Infinity Energy Resources, Inc. (“Infinity”) held its annual meeting of stockholders (the “Annual Meeting”) as discussed in Item 8.01 below. At the Annual Meeting, stockholders approved the adoption of the 2006 Equity Incentive Plan (the “2006 Plan”). The 2006 Plan had been adopted by Infinity’s board of directors in March 2006, subject to stockholder approval. The 2006 Plan provides for an aggregate of four hundred seventy thousand (470,000) shares of Infinity’s common stock (“Common Stock”) to be available for issuance. The 2006 Plan will be terminated no later than May 23, 2016.
     The 2006 Plan permits the award of stock options to any employee, officer, director or consultant of Infinity. The 2006 Plan will be administered by the board of directors, or one or more committees appointed by the board of directors. (The appropriate acting body, be it the board of directors or a committee within its delegated authority is referred to as the “Administrator”). Subject to the terms of the 2006 Plan, the Administrator determines the persons to whom stock options are granted, the number of shares granted, the vesting schedule, if any, and the type of consideration to be paid to Infinity upon the exercise of the stock option.
     The Administrator may grant both incentive stock options (“ISOs”) intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, and non-statutory stock options (“NSOs”). ISOs may be granted only to persons who are employees of Infinity, while NSOs may also be granted to persons who are directors or consultants. Each option must be granted at an exercise price of no less than 100% of the fair market value of the Common Stock on the date of the grant. Any option granted under the 2006 Plan generally must have a term no greater than ten years. The Administrator may also grant awards constituting shares of restricted stock on such terms as the Administrator shall deem appropriate, subject to the terms and conditions of the 2006 Plan.
     In addition, on May 23, 2006, pursuant to the terms of the 2006 Plan and previously adopted plans, the Administrator granted options for the purchase of 340,000 shares of Common Stock to directors, officers and employees of Infinity. The exercise price of each such option was equal to the closing price of Infinity’s Common Stock on May 23, 2006, or $6.48 per share. Each option will vest 100% on the one-year anniversary of grant or earlier upon a change of control. Each option expires ten years from the date of grant.
Item 8.01. Other Events
     The matters voted upon at the Annual Meeting consisted of three proposals set forth in Infinity’s Proxy Statement dated May 1, 2006. The three proposals submitted to a vote of stockholders are set forth below:
(a)	The election of five directors to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified;
(b)	To approve the 2006 Equity Incentive Plan; and
(c)	To ratify the appointment of Ehrhardt Keefe Steiner & Hottman P.C., as Infinity’s independent registered public accounting firm for the current fiscal year.
     The following sets forth the votes cast for, against or withheld, as well as the number of abstentions, as to each of the proposals presented at the meeting:

     Election of Directors:

Nominee	For	Withheld
Stanton E. Ross	10,807,611	649,312
James A. Tuell	10,985,775	471,148
Elliot M. Kaplan	10,920,807	536,116
Robert O. Lorenz	10,920,682	536,241
Leroy C. Richie	10,920,107	536,816
     Approval of the 2006 Equity Incentive Plan:

For	Against	Abstain
3,880,878	1,005,553	153,474
     Ratification of the appointment of Ehrhardt Keefe Steiner & Hottman P.C. as Infinity’s independent registered public accounting firm:

For	Against	Abstain
11,368,739	22,608	65,576
     Each of the proposals presented at the Annual Meeting was approved.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: May 25, 2006.

Infinity Energy Resources, Inc.
By:	/s/ Timothy A. Ficker
Timothy A. Ficker
Vice President, Chief Financial Officer

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